Exhibit 99.1

Porter Bancorp Reports 28% NPA Reduction in 4th Quarter and 64% for 2015

Reports 4th Quarter 2015 Net Loss of ($0.02) Per Diluted Share Compared to Net Loss of ($0.04) Per Diluted Share in 3rd Quarter 2015

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 27, 2016--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today reported unaudited results for the fourth quarter of 2015.

The Company reported a net loss attributable to common shareholders for the quarter ended December 31, 2015 of $579,000, or ($0.02) per diluted common share, compared to a net loss attributable to common shareholders of $1.031 million, or ($0.04) per diluted common share, for the three months ended September 30, 2015.

The Company reported a net loss attributable to common shareholders for the year ended December 31, 2015 of $2.9 million, or ($0.12) per diluted common share, compared to net income attributable to common shareholders of $19.4 million, or $1.59 per diluted common share, for the year ended December 31, 2014. In December 2014, the Company completed a non-cash equity exchange transaction with investors in which two series of its outstanding preferred stock having an aggregate book value of approximately $45.7 million and all accrued dividends thereon were cancelled in exchange for newly issued common and preferred securities having a fair value of approximately $9.6 million. The effect of the 2014 preferred stock exchange to common shareholders totaled approximately $36.1 million.

John T. Taylor, President and CEO of the Company noted, “PBI Bank has continued to make significant progress in reducing its non-performing assets. In the fourth quarter of 2015, non-performing assets were reduced by $12.9 million after achieving reductions of $23.7 million in the third quarter of 2015. In total, non-performing assets were reduced $60.2 million, or 64% in 2015.”

Net Interest Income – Net interest income before provision was $7.44 million for the fourth quarter of 2015 compared to $7.48 million in the third quarter of 2015 and $7.47 million in the fourth quarter of 2014. Average loans decreased to $619.5 million for the fourth quarter of 2015 compared with $640.0 million in the third quarter of 2015, and $634.9 million for the fourth quarter of 2014. Yields on average assets decreased to 4.02% for the fourth quarter of 2015, compared to 4.07% for the third quarter of 2015 and 4.06% for the fourth quarter of 2014. Cost of interest bearing liabilities decreased to 0.79% for the fourth quarter of 2015, compared to 0.83% for the third quarter of 2015 and 0.99% for the fourth quarter of 2014. Net interest margin remained steady at 3.32% in the fourth quarter of 2015 compared to 3.33% in the third quarter of 2015 and improved from 3.16% in the fourth quarter of 2014.

Allowance for Loan Losses and Negative Provision for Loan Losses – The allowance for loan losses to total loans was 1.95% at December 31, 2015, compared to 2.27% at September 30, 2015, and 3.10% at December 31, 2014. The allowance for loan losses for loans evaluated collectively for impairment was 1.98% at December 31, 2015, compared with 2.33% at September 30, 2015, and 3.37% at December 31, 2014.

The reduced level of the allowance and the negative provision for loan losses of $2.3 million in the fourth quarter of 2015 and $4.5 million for the full year were primarily driven by declining historical loss rates, improving trends in loan category risk ratings, and management’s assessment of lower risk in the portfolio. Substandard loans decreased by $11.1 million, or 23.3%, over the past quarter and $55.1 million, or 60.2%, for the full year. Nonaccrual loans decreased by $2.9 million, or 17.1%, over the past quarter and $33.1 million, or 70.1%, over the course of 2015. Net loan charge-offs decreased to $2.8 million for 2015 compared to $15.9 million in 2014. The Company had net recoveries of $143,000 for the fourth quarter of 2015 compared to net charge-offs of $411,000 for the third quarter of 2015 and net charge-offs of $5.6 million for the fourth quarter of 2014.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased considerably to $33.3 million, or 3.51% of total assets at December 31, 2015, compared with $46.2 million, or 4.85% of total assets, at September 30, 2015, and $93.5 million, or 9.19% of total assets, at December 31, 2014.

Non-performing loans decreased to $14.1 million, or 2.28% of total loans, at December 31, 2015, compared with $17.0 million, or 2.72% of total loans, at September 30, 2015, and $47.3 million, or 7.57% of total loans, at December 31, 2014. The decrease from the previous year was primarily driven by $27.6 million in principal payments received on nonaccrual loans, $5.5 million of nonaccrual loans migrating to OREO, and $5.1 million of charge-offs.

OREO at December 31, 2015 decreased to $19.2 million, compared with $29.2 million at September 30, 2015, and $46.2 million at December 31, 2014. The Company acquired $1.1 million in OREO and sold $8.2 million in OREO during the fourth quarter of 2015. Fair value write-downs arising from reductions in listing prices for certain properties and updated appraisals totaled $2.8 million in the fourth quarter of 2015 compared with $4.5 million in the third quarter of 2015 and $3.0 million in the fourth quarter of 2014. Progress continues in the disposition of OREO. Currently, $5.5 million of OREO property is subject to a contract for sale or letter of intent.

The following table details past due loans and non-performing assets as of:

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	(in thousands)
Past due loans:
30 – 59 days	$3,133	$1,972	$1,941	$4,370	$3,960
60 – 89 days	241	578	650	1,769	980
90 days or more	—	—	92	18	151
Nonaccrual loans	14,087	16,987	30,215	36,500	47,175
Total past due and nonaccrual loans	$17,461	$19,537	$32,898	$42,657	$52,266

Loans past due 90 days or more	$—	$—	$92	$18	$151
Nonaccrual loans	14,087	16,987	30,215	36,500	47,175
OREO	19,214	29,177	39,545	43,618	46,197
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$33,301	$46,164	$69,852	$80,136	$93,523

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $17.4 million at December 31, 2015, compared to $17.7 million at September 30, 2015, and $22.0 million at December 31, 2014.

Non-interest Income - Non-interest income increased $3.6 million to $7.7 million for the year ended December 31, 2015, compared with $4.1 million for the year ended December 31, 2014. The increase in non-interest income was driven primarily by nonrecurring items including $1.8 million in net gains on sales of securities in 2015 compared to $92,000 in 2014, $1.3 million of rental income from other real estate owned in 2015 compared to $256,000 in 2014, and a gain of $883,000 recognized in the extinguishment of $4.0 million of the Company’s junior subordinated debt in the third quarter of 2015.

Non-interest Expense – Non-interest expense decreased $1.4 million to $11.6 million for the fourth quarter of 2015 compared with $13.0 million for the third quarter of 2015, and decreased $283,000 compared with $11.8 million for the fourth quarter of 2014. The decrease from the third quarter of 2015 and fourth quarter of 2014 was due primarily to lower OREO expenses.

OREO expenses increased by $6.5 million in 2015 compared to 2014. This increase was driven primarily by fair value write-downs resulting from declines in the fair value of the real estate based upon the liquidation of certain properties through auctions, reductions in listing prices for certain properties, and updated appraisals. Non-interest expense before OREO expenses totaled $8.1 million, $7.8 million, and $8.0 million, respectively for the fourth quarter 2015, the third quarter 2015, and the fourth quarter 2014.

Professional fees decreased to $572,000 in the fourth quarter 2015 from $620,000 in the third quarter 2015 and $819,000 in the fourth quarter of 2014. On a year over year basis, professional fees increased by $1.2 million to $2.9 million for 2015 compared to $1.7 million in 2014 and were driven primarily by legal fees and litigation expenses.

Capital – At December 31, 2015, PBI Bank’s Tier 1 leverage ratio improved to 6.08% compared with 6.01% at September 30, 2015, and its Total risk-based capital ratio was 10.58% at December 31, 2015, compared with 10.50% at September 30, 2015. Both are below the minimums of 9.0% and 12.0% required by PBI Bank’s consent order. Management and the Board of Directors remain committed to evaluating and implementing appropriate strategies for increasing the Company’s capital in order to meet the requirements of the consent order.

At December 31, 2015, Porter Bancorp’s leverage ratio was 4.74% compared with 4.73% at September 30, 2015, and its Total risk-based capital ratio was 10.46%, compared with 10.40% at September 30, 2015. At December 31, 2015, PBI Bank’s Common equity Tier I risk-based capital ratio was 8.84% compared with 8.73% at September 30, 2015. Porter Bancorp’s Common equity Tier I risk-based capital ratio was 5.09% compared with 5.07% at September 30, 2015.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the quarter ending December 31, 2015 follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended			Years Ended
	12/31/15	9/30/15	12/31/14	12/31/15	12/31/14

Income Statement Data
Interest income	$9,025	$9,179	$9,636	$36,574	$39,513
Interest expense	1,585	1,697	2,169	7,023	9,795

Net interest income	7,440	7,482	7,467	29,551	29,718
Provision for loan losses	(2,300)	(2,200)	800	(4,500)	7,100

Net interest income after provision	9,740	9,682	6,667	34,051	22,618

Service charges on deposits	475	492	498	1,851	1,988
Bank card interchange fees	195	212	190	839	765
Other real estate owned income	237	380	226	1,346	256
Gains (losses) on sales of securities, net	70	—	—	1,766	92
Gain on extinguishment of debt	—	883	—	883	—
Other	247	243	244	1,010	978

Non-interest income	1,224	2,210	1,158	7,695	4,079

Salaries & employee benefits	4,062	3,920	3,927	15,857	15,658
Occupancy and equipment	936	815	852	3,449	3,497
Professional fees	572	620	819	2,885	1,665
FDIC insurance	539	539	590	2,212	2,272
Data processing expense	268	278	288	1,128	1,106
State franchise and deposit tax	265	285	210	1,120	1,445
Other real estate owned expense	3,506	5,131	3,843	12,302	5,839
Loan collection expense	246	321	348	1,141	2,994
Other	1,171	1,059	971	4,865	4,959

Non-interest expense	11,565	12,968	11,848	44,959	39,435

Loss before income taxes	(601)	(1,076)	(4,023)	(3,213)	(12,738)
Income tax expense (benefit)	—	—	(238)	—	(1,583)

Net loss	(601)	(1,076)	(3,785)	(3,213)	(11,155)
Less:
Dividends and accretion on preferred stock	—	—	—	—	2,362
Effect of exchange of preferred stock to common stock	—	—	(36,104)	—	(36,104)
Earnings (losses) allocated to participating securities	(22)	(45)	7,977	(336)	3,159

Net income (loss) attributable to common	$(579)	$(1,031)	$24,342	$(2,877)	$19,428

Weighted average shares – Basic	25,967,066	24,681,547	12,767,430	23,245,009	12,240,889
Weighted average shares – Diluted	25,967,066	24,681,547	12,767,430	23,245,009	12,240,889

Basic earnings (loss) per common share	$(0.02)	$(0.04)	$1.91	$(0.12)	$1.59
Diluted earnings (loss) per common share	$(0.02)	$(0.04)	$1.91	$(0.12)	$1.59
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended			Years Ended
	12/31/15	9/30/15	12/31/14	12/31/15	12/31/14

Average Balance Sheet Data
Assets	$954,934	$968,471	$1,033,327	$984,419	$1,049,232
Loans	619,506	639,954	634,872	635,948	662,442
Earning assets	900,418	903,857	952,946	917,546	979,187
Deposits	882,046	893,262	948,899	907,785	961,671
Long-term debt and advances	28,421	32,769	34,127	32,062	34,981
Interest bearing liabilities	793,182	813,753	865,042	826,858	885,757
Stockholders’ equity	33,697	30,920	29,928	33,083	33,881

Performance Ratios
Return on average assets	(0.25)%	(0.44)%	(1.45)%	(0.33)%	(1.06)%
Return on average equity	(7.08)	(13.81)	(50.18)	(9.71)	(32.92)
Yield on average earning assets (tax equivalent)	4.02	4.07	4.06	4.03	4.09
Cost of interest bearing liabilities	0.79	0.83	0.99	0.85	1.11
Net interest margin (tax equivalent)	3.32	3.33	3.16	3.27	3.09
Efficiency ratio	134.57	133.80	137.37	126.72	117.00

Loan Charge-off Data
Loans charged-off	$(961)	$(1,580)	$(6,197)	$(6,132)	$(19,426)
Recoveries	1,104	1,169	563	3,309	3,566
Net (charge-offs) recoveries	$143	$(411)	$(5,634)	$(2,823)	$(15,860)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$16,987	$30,215	$44,670	$47,175	$101,767
Net principal pay-downs	(2,472)	(9,028)	(1,825)	(27,590)	(27,494)
Charge-offs	(756)	(1,333)	(2,291)	(5,126)	(14,105)
Loans foreclosed and transferred to OREO	(1,063)	(3,495)	(675)	(5,503)	(31,698)
Loans returned to accrual status	(29)	(902)	(116)	(1,629)	(3,405)
Loans placed on nonaccrual during the period	1,420	1,530	7,412	6,760	22,110
Nonaccrual loans at end of period	$14,087	$16,987	$47,175	$14,087	$47,175

Troubled Debt Restructurings (TDRs)
Accruing	$17,440	$17,656	$21,985	$17,440	$21,985
Nonaccrual	3,544	3,788	20,507	3,544	20,507
Total	$20,984	$21,444	$42,492	$20,984	$42,492

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$29,177	$39,545	$54,507	$46,197	$30,892
Real estate acquired	1,063	3,495	675	5,513	32,338
Valuation adjustment write-downs	(2,775)	(4,450)	(3,005)	(9,855)	(4,255)
Proceeds from sales of properties	(8,150)	(9,397)	(5,831)	(22,567)	(13,084)
Gain (loss) on sales, net	(101)	(16)	(149)	(74)	306
OREO at end of period	$19,214	$29,177	$46,197	$19,214	$46,197

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14

Assets
Loans	$618,666	$624,414	$648,321	$632,428	$624,999	$638,360
Allowance for loan losses	(12,041)	(14,198)	(16,809)	(18,597)	(19,364)	(24,198)
Net loans	606,625	610,216	631,512	613,831	605,635	614,162
Loans held for sale	186	71	125	—	8,926	—
Securities held to maturity	42,075	42,138	42,202	42,263	42,325	42,386
Securities available for sale	144,978	146,837	151,758	157,290	190,791	192,146
Federal funds sold & interest bearing deposits	85,329	73,940	63,987	101,872	66,011	73,494
Cash and due from financial institutions	8,006	6,540	7,403	7,899	14,169	11,336
Premises and equipment	18,812	19,109	19,167	19,323	19,507	19,649
Bank owned life insurance	9,441	9,381	9,320	9,231	9,167	9,103
FHLB Stock	7,323	7,323	7,323	7,323	7,323	7,323
Other real estate owned	19,214	29,177	39,545	43,618	46,197	54,507
Accrued interest receivable and other assets	6,733	6,748	6,998	7,056	7,938	6,608
Total Assets	$948,722	$951,480	$979,340	$1,009,706	$1,017,989	$1,030,714

Liabilities and Equity
Certificates of deposit	$499,827	$534,031	$564,253	$597,117	$574,681	$609,682
Interest checking	97,515	83,247	84,627	86,614	91,086	76,431
Money market	125,935	119,324	110,529	102,349	109,734	100,890
Savings	34,677	35,131	35,942	36,418	36,430	36,364
Total interest bearing deposits	757,954	771,733	795,351	822,498	811,931	823,367
Demand deposits	120,043	106,160	108,800	108,011	114,910	110,165
Total deposits	877,997	877,893	904,151	930,509	926,841	933,532
Federal funds purchased & repurchase agreements	—	—	1,265	1,145	1,341	1,817
FHLB advances	3,081	3,255	3,430	3,597	15,752	16,940
Junior subordinated debentures	25,050	25,275	29,500	29,725	29,950	30,175
Accrued interest payable and other liabilities	10,577	11,249	10,949	10,758	10,640	18,922
Total liabilities	916,705	917,672	949,295	975,734	984,524	1,001,386

Preferred stockholders’ equity	2,771	2,771	2,771	2,771	8,552	38,283
Common stockholders’ equity (deficit)	29,246	31,037	27,274	31,201	24,913	(8,955)
Total stockholders’ equity	32,017	33,808	30,045	33,972	33,465	29,328
Total Liabilities and Stockholders’ Equity	$948,722	$951,480	$979,340	$1,009,706	$1,017,989	$1,030,714

Ending shares outstanding	26,947,533	26,949,205	25,759,223	25,663,495	14,890,514	13,099,400
Book value per common share	$1.09	$1.15	$1.06	$1.22	$1.67	$(0.68)
Tangible book value per common share	1.07	1.13	1.03	1.18	1.61	(0.76)

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Asset Quality Data
Loans 90 days or more past due still on accrual	$—	$—	$92	$18	$151	$—
Nonaccrual loans	14,087	16,987	30,215	36,500	47,175	44,670
Total non-performing loans	14,087	16,987	30,307	36,518	47,326	44,670
Real estate acquired through foreclosures	19,214	29,177	39,545	43,618	46,197	54,507
Other repossessed assets	—	—	—	—	—	—
Total non-performing assets	$33,301	$46,164	$69,852	$80,136	$93,523	$99,177

Non-performing loans to total loans	2.28%	2.72%	4.67%	5.77%	7.57%	7.00%
Non-performing assets to total assets	3.51	4.85	7.13	7.94	9.19	9.62
Allowance for loan losses to non-performing loans	85.48	83.58	55.46	50.93	40.92	54.17

Allowance for loans evaluated individually	$428	$469	$842	$254	$752	$1,788
Loans evaluated individually for impairment	31,776	34,895	49,011	55,299	71,993	78,695
Allowance as % of loans evaluated individually	1.35%	1.34%	1.72%	0.46%	1.04%	2.27%

Allowance for loans evaluated collectively	$11,613	$13,729	$15,967	$18,343	$18,612	$22,410
Loans evaluated collectively for impairment	586,890	589,519	599,310	577,129	553,006	559,665
Allowance as % of loans evaluated collectively	1.98%	2.33%	2.66%	3.18%	3.37%	4.00%

Allowance for loan losses to total loans	1.95%	2.27%	2.59%	2.94%	3.10%	3.79%

Loans by Risk Category
Pass	$517,484	$508,470	$509,843	$480,545	$461,126	$446,166
Watch	63,363	66,726	67,712	76,876	68,200	83,711
Special Mention	1,395	1,700	1,718	1,110	4,189	4,431
Substandard	36,424	47,518	69,048	73,897	91,484	104,052
Doubtful	—	—	—	—	—	—
Total	$618,666	$624,414	$648,321	$632,428	$624,999	$638,360

Risk-based Capital Ratios - Company
Tier I leverage ratio	4.74%	4.73%	4.25%	4.13%	4.51%	4.02%
Common equity Tier I risk-based capital ratio	5.09	5.07	4.42	4.68	N/A	N/A
Tier I risk-based capital ratio	6.89	6.86	6.02	5.85	6.70	5.93
Total risk-based capital ratio	10.46	10.40	10.25	10.00	10.61	10.05

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	6.08%	6.01%	5.95%	5.84%	5.78%	6.09%
Common equity Tier I risk-based capital ratio	8.84	8.73	8.43	8.32	N/A	N/A
Tier I risk-based capital ratio	8.84	8.73	8.43	8.32	8.59	8.99
Total risk-based capital ratio	10.58	10.50	10.34	10.26	10.57	11.01

FTE employees	244	246	253	258	264	268

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer